Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

To the Participants and the Board of Directors of the
KEMET Employees’ Savings Plan:

We consent to the incorporation by reference in the Registration Statement (No. 33-60092) on Form S-8 of our report dated June 27, 2014, relating to the financial statements of the KEMET Employees’ Savings Plan which appears in this Annual Report on Form 11-K of the KEMET Employees Savings Plan for the year ended December 31, 2013.

/s/ Elliott Davis, LLC

Greenville, South Carolina June 27, 2014